UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensatory Arrangement of John L. Erb.  Effective March 1, 2016, John L. Erb was appointed as Chief Executive Officer and President of Sunshine Heart, Inc. (the “Company”).  Mr. Erb will continue to serve as Chairman of the Board of Directors of the Company.

Mr. Erb, age 67, has served as the Company’s Interim Chief Executive Officer and President since November 2015 and has been a director of the Company since September 2012 and Chairman of the Board since October 2012. He is co-founder of NuAx, Inc. (formerly Cardia Access, Inc.), a medical device company involved in developing new devices for the treatment of heart disease, a position he has held since February 2007.  Previously, Mr. Erb served as executive chairman of the board (during 2007) and as chief executive officer (from 2001 to 2006) of CHF Solutions, Inc., a medical device company involved in the development, manufacturing and distribution of devices to treat congestive heart failure; as president and chief executive officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral vascular stents, from 1997 to 2001; and in various positions, including most recently as vice president of worldwide operations, at Schneider, a division of Pfizer, Inc., from 1991 to 1997.  Mr. Erb’s prior board experience includes service as a director of SenoRx, Inc., a publicly traded company, from December 2001 to July 2010, and service as a director of CryoCath Technologies Inc., a publicly traded Canadian company, from October 2000 to December 2008.  Mr. Erb currently serves as a director of NuAx, as well as Osprey Medical, Inc. (listed on the Australian Securities Exchange; serves as chairman of the compensation committee and a member of the audit committee), and Vascular Solutions, Inc. (a Nasdaq listed company; serves as chairman of the compensation and nominating and corporate governance committees).  Mr. Erb received a B.A. degree in business administration, with a concentration in finance from California State University, Fullerton.

On March 1, 2016, the Company entered into an Executive Employment Agreement with Mr. Erb (the “Executive Employment Agreement”).

Title and Term

Pursuant to the Executive Employment Agreement, the Company agreed to employ Mr. Erb as Chief Executive Officer and President of the Company.

The Executive Employment Agreement has an initial term (the “Initial Term”) of twelve (12) months beginning on March 1, 2016 and automatically renews for an additional twelve (12) month period at the end of the Initial Term and each anniversary thereafter provided that at least ninety (90) days prior to the expiration of the Initial Term or any renewal term the Board does not notify Mr. Erb of its intention not to renew the employment period.

Compensation

The Executive Employment Agreement entitles Mr. Erb to, among other benefits, the following compensation:

•                  An annual base salary of at least $400,000.00, reviewed at least annually;

•                  A stock option for 534,000 shares of the Company’s common stock, to be granted in accordance with the terms and conditions of the Company’s Second Amended and Restated 2011 Equity Incentive Plan;

•                  A grant of 356,000 restricted stock units, to be granted in accordance with the terms and conditions of the Company’s Second Amended and Restated 2011 Equity Incentive Plan;

•                  An opportunity to receive additional annual equity awards as determined by the Compensation Committee based on Mr. Erb’s performance and commensurate with grants made to chief executive officers in the Company’s compensation peer group;

•                  An opportunity for Mr. Erb to receive an annual performance bonus in an amount of up to fifty percent (50%) of Mr. Erb’s annual base salary for such fiscal year based upon achievement of certain performance goals to be established by the Board;

•                  Participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally or to other senior executive officers of the Company;

•                  Prompt reimbursement for all reasonable expenses incurred by Mr. Erb in accordance with the plans, practices, policies and programs of the Company; and

•                  Twenty-two (22) days paid time off (PTO), to accrue and to be used in accordance with the Company’s policies and practices in effect from time to time, as well as all recognized Company holidays.

Termination Rights

The Company is permitted to terminate Mr. Erb’s employment for the following reasons: (1) Death or disability (as defined in the Executive Employment Agreement) or (2) cause (as defined in the Executive Employment Agreement).

Mr. Erb is permitted to terminate his employment under the Executive Employment Agreement for good reason (as defined in the Executive Employment Agreement) or upon Mr. Erb’s written notice to the Company’s Board of Directors forty-five (45) days prior to the effective date of such termination.

In the event of Mr. Erb’s death during the employment period or a termination due to Mr. Erb’s disability, Mr. Erb or his beneficiaries or legal representatives shall be provided the sum of (a) any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period and (b) if Mr. Erb’s employment terminates due to Mr. Erb’s death or in a termination due to disability or a termination for good reason or due to the Company’s exercise of its termination right, in any case, after the end of a fiscal year, but before the annual bonus payable for services rendered in that fiscal year has been paid, the annual bonus that would have been payable to Mr. Erb for such completed fiscal year and (c) certain other benefits provided for in the Executive Employment Agreement (the “Unconditional Entitlements”).

In the event of Mr. Erb’s termination for cause by the Company or the termination of Mr. Erb’s employment as a result of Mr. Erb’s resignation without good reason, Mr. Erb shall be provided the Unconditional Entitlements.

In the event of a termination by Mr. Erb for good reason or the exercise by the Company of its termination rights to terminate Mr. Erb other than for cause, death or disability, Mr. Erb shall be provided the Unconditional Entitlements and, subject to Mr. Erb signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Erb a severance amount equal to (i) one times Mr. Erb’s annual base salary as of the termination date, (ii) continued medical coverage for twelve (12) months follow such termination, (iii) continued vesting of equity awards for twelve (12) months following such termination and (iv) a pro-rated annual bonus for the year in which Mr. Erb is terminated.

Recoupment and Release Requirement

The Executive Employment Agreement provides the following additional terms:

•                  a provision providing for the recoupment of unearned incentive compensation if the Board, or an appropriate committee thereof, determines that Mr. Erb engaged in any fraud, negligence, or intentional misconduct that caused or significantly contributed to the Company having to restate all or a portion of its financial statements, or if the Company is required to seek reimbursement by applicable laws or regulations; and

•                  a requirement that Mr. Erb sign a release and waiver of claims of the Company prior to the payment of any severance payment by the Company.

The foregoing description of the Executive Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the equity grant contemplated by the Executive Employment Agreement, Mr. Erb is entitled to receive an option to purchase 534,000 shares of the Company’s common stock at a per share exercise price equal to the closing sales price for the Company’s common stock on the date of grant, as quoted on the Nasdaq Capital Market, and an award of 356,000 restricted stock units (the “RSU award”).  The option and RSU award will be granted pursuant to and in accordance with the terms and conditions of the Company’s Second Amended and Restated 2011 Equity Incentive Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2012 as Appendix A to the Company’s definitive proxy statement on Schedule 14A and is incorporated herein in its entirety by reference.

Also in connection with Mr. Erb’s appointment as Chief Executive Officer and President of the Company, Mr. Erb and the Company entered into an indemnity agreement in the form previously filed with the SEC on September 30, 2011 as Exhibit 10.1 to the Registration Statement on Form 10 and incorporated herein in its entirety by reference.  In addition, Mr. Erb and the Company entered into a change in control agreement in the form previously filed with the SEC on March 20, 2015 as Exhibit 10.16 to the Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure.

On March 2, 2016, the Company issued a press release announcing the appointment of Mr. Erb. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement between Sunshine Heart, Inc. and John L. Erb, dated March 1, 2016.
99.1	Press Release issued by the Company dated March 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2016	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement between Sunshine Heart, Inc. and John L. Erb, dated March 1, 2016.
99.1	Press Release issued by the Company dated March 2, 2016.